UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): October 28, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Naxyris Amended and Restated Loan and Security Agreement

As previously reported, Amyris, Inc. (the “Company”) and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) are party to a Loan and Security Agreement, dated August 14, 2019 (the “Original Naxyris LSA”), by and among the Company, the Subsidiary Guarantors and, as lender, Naxyris S.A. (“Naxyris”), an existing stockholder of the Company and an investment vehicle owned by Naxos Capital Partners SCA Sicar, which is affiliated with NAXOS S.A.R.L. (Switzerland), for which director Carole Piwnica serves as director, pursuant to which Naxyris made available to the Company a secured term loan facility in an aggregate principal amount of up to $10,435,000 (the “Initial Naxyris Loan Facility”), which the Company borrowed in full on August 14, 2019. The entry into and provisions of the Original Naxyris LSA and related matters were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 20, 2019, and all of such disclosure is incorporated herein by reference.

On October 28, 2019, the Company, the Subsidiary Guarantors and Naxyris amended and restated the Original Naxyris LSA (as amended and restated, the “A&R Naxyris LSA”) to, among other things, make available to the Company an additional secured term loan facility in an aggregate principal amount of up to $10,435,000 (the “Additional Naxyris Loan Facility” and, together with the Initial Naxyris Loan Facility, the “Naxyris Loan Facilities”), which the Company borrowed in full on October 29, 2019. In connection with the funding of the Naxyris Loan Facilities, the Company paid Naxyris upfront fees in an aggregate amount of $0.9 million.

Loans under the Naxyris Loan Facilities have a maturity date of July 1, 2022 (the “Maturity Date”) and will accrue interest at a rate per annum equal to the greater of (i) twelve percent or (ii) the rate of interest payable with respect to any indebtedness of the Company plus 25 basis points, which interest will be payable monthly in arrears, provided that all interest accruing from and after August 14, 2019 through December 1, 2019 shall be first due and payable on December 15, 2019.

The obligations of the Company under the Naxyris Loan Facilities are (i) guaranteed by the Subsidiary Guarantors and (ii) secured by a perfected security interest in substantially all of the assets of the Company and the Subsidiary Guarantors (the “Collateral”), junior in payment priority to Foris Ventures, LLC (“Foris”) subject to certain limitations and exceptions, as well as the terms of the A&R Intercreditor Agreement (as defined below).

Mandatory prepayments of the outstanding amounts under the Naxyris Loan Facilities will be required upon the occurrence of certain events, including asset sales, a change in control, and the incurrence of additional indebtedness, subject to certain exceptions and reinvestment rights. Outstanding amounts under the Naxyris Loan Facilities must also be prepaid to the extent that the Borrowing Base (as defined in the A&R Naxyris LSA) exceeds the outstanding principal amount of the loans under the Naxyris Loan Facilities. In addition, the Company may at its option prepay the outstanding principal amount of the loans under the Naxyris Loan Facilities in full before the Maturity Date. Any prepayment of the loans under the Naxyris Loan Facilities prior to the Maturity Date, whether pursuant to a mandatory or optional prepayment, is subject to a prepayment charge and upon any repayment of the loans under the Naxyris Loan Facilities, whether on the Maturity Date or earlier pursuant to an optional or mandatory prepayment, the Company is required to pay other end of term fees based on a percentage of the aggregate amount borrowed.

The representations, covenants, and events of default in the A&R Naxyris LSA are customary for financing transactions of this nature. Upon the occurrence of an event of default, interest on the outstanding loans under the Naxyris Loan Facilities will accrue at the standard rate plus six percent, and Naxyris may terminate the loan commitments, accelerate all outstanding loans and exercise any of its other rights under the A&R Naxyris LSA and the ancillary loan documents as a secured party, including with respect to the Collateral.

The affirmative and negative covenants in the A&R Naxyris LSA relate to, among other items: (i) payment of taxes; (ii) financial reporting; (iii) maintenance of insurance; (iv) limitations on indebtedness, liens, mergers, consolidations and acquisitions, transfers of assets, dividends and other distributions in respect of capital stock, investments, loans and advances, and corporate changes; (v) maintenance of intellectual property; (vi) compliance with laws; (vii) delivery of reports; and (viii) repayment of indebtedness. The A&R Naxyris LSA also contains financial covenants, including covenants related to minimum revenue, liquidity, and asset coverage.

The foregoing description of the A&R Naxyris LSA is a summary and is qualified in its entirety by reference to the A&R Naxyris LSA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Foris Amended and Restated Loan and Security Agreement

As previously reported, the Company and the Subsidiary Guarantors are party to a Loan and Security Agreement, dated June 29, 2018, as subsequently amended on August 24, 2018, November 14, 2018, December 14, 2018, April 4, 2019, August 14, 2019 and October 10, 2019 (as amended, the “Foris LSA”), by and among the Company, the Subsidiary Guarantors and Foris, an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and an owner of greater than five percent of the Company’s outstanding common stock, par value $0.0001 per share (“Common Stock”), as successor-in-interest to GACP Finance Co., LLC, as administrative agent and lender. The entry into and provisions of the Foris LSA and related matters were previously reported in a Current Report on Form 8-K filed by the Company with the SEC on July 2, 2018, in Note 5, “Debt” and Note 16, “Subsequent Events” in Part II, Item 8 of Amendment No. 1 on Form 10-K/A to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on October 4, 2019, in Note 4, “Debt” and Note 12, “Subsequent Events” in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed with the SEC on October 7, 2019, and in a Current Report on Form 8-K filed by the Company with the SEC on October 16, 2019, and all of such disclosure is incorporated herein by reference.

On October 28, 2019, the Company, the Subsidiary Guarantors and Foris entered into an amended and restated Foris LSA (as amended and restated, the “A&R Foris LSA”), pursuant to which, among other things, certain covenants and related definitions were amended to permit the incurrence of the indebtedness under the Additional Naxyris Loan Facility, subject to the terms of an amended and restated intercreditor agreement, dated October 28, 2019, between Foris and Naxyris governing the respective rights of the parties with respect to, among other things, the assets securing the A&R Naxyris LSA and the A&R Foris LSA (the “A&R Intercreditor Agreement”), and additional covenants were added relating to, among other things, maintenance of intellectual property, compliance with laws, delivery of reports and repayment of indebtedness.

The foregoing description of the A&R Foris LSA is a summary and is qualified in its entirety by reference to the A&R Foris LSA, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above under “Naxyris Amended and Restated Loan and Security Agreement” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the entry into the A&R Naxyris LSA and the funding of the Additional Naxyris Loan Facility as described in Item 1.01 above, on October 28, 2019, the Company issued to Naxyris a warrant to purchase up to 2,000,000 shares of Common Stock at an exercise price of $3.87 per share, with an exercise term of two years from issuance (the “Naxyris Warrant”). The Naxyris Warrant was issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated under the Securities Act.

The foregoing description of the Naxyris Warrant is a summary and is qualified in its entirety by reference to the Naxyris Warrant, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Common Stock Purchase Warrant issued October 28, 2019 by the Company to Naxyris S.A.
10.1	Amended and Restated Loan and Security Agreement, dated October 28, 2019, by and among the Company, the Subsidiary Guarantors and Naxyris S.A.
10.2	Amended and Restated Loan and Security Agreement, dated October 28, 2019, by and among the Company, the Subsidiary Guarantors and Foris Ventures, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 1, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer